Exhibit 8.1

January 8, 2008

Rayonier TRS Holdings Inc.

Rayonier Inc.

50 North Laura Street

Jacksonville, FL 32202

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3, to which this opinion is an exhibit, dated January 8, 2008 (the “Registration Statement”), filed by Rayonier TRS Holdings Inc. (“Company”) and Rayonier Inc. (“Parent”) with the Securities and Exchange Commission, of which a prospectus (the “Prospectus”) forms a part, relating to the resale by certain security holders of up to US $300,000,000 aggregate principal amount of the Company’s 3.75% Senior Exchangeable Notes, due 2012 (the “Notes”) and the shares of common stock of Parent issuable upon exchange of the Notes. In connection therewith, we have prepared the discussion in the Prospectus entitled “Certain United States Federal Income Tax Considerations” (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, constitute our opinion with respect to those matters as of the date of the Prospectus, qualified by the limitations, exceptions, assumptions and conditions set forth in such Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of Company or Parent included in such Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel 214.220.7700 Fax 214.220.7716 www.velaw.com

January 8, 2008

the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel 214.220.7700 Fax 214.220.7716 www.velaw.com